Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$19,419,470
Unrealized Gain (Loss) on Market Value of Commodity Futures	10,473,760
Dividend Income	3,478
Interest Income	4,178
ETF Transaction Fees	350
Total Income (Loss)	$29,901,236

Expenses
General Partner Management Fees	$145,951
Professional Fees	23,042
Brokerage Commissions	14,410
Directors' Fees and insurance	6,629
SEC & FINRA Registration Expense	19,880
Total Expenses	$209,912
Net Income (Loss)	$29,691,324

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/22	$243,847,106
Withdrawals (150,000 Shares)	(3,830,576)
Net Income (Loss)	29,691,324

Net Asset Value End of Month	$269,707,854
Net Asset Value Per Share (9,950,000 Shares)	$27.11

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596